Exhibit 99.1
1

SB PARTNERS
(a New York limited partnership)
PRO FORMA BALANCE SHEET
As of September 30, 2010
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Balance
	reported	(See Note 2)	Sheet
Assets:
Investments -
Real estate, at cost
Land	$1,985,000	$-	$1,985,000
Buildings, furnishings and improvements	18,560,518	-	18,560,518
Less - accumulated depreciation	(2,820,902)	-	(2,820,902)
	17,724,616	-	17,724,616

Real estate held for sale	19,063,029	(19,063,029)	-
Investment in Sentinel Omaha, LLC net
of reserve for fair value of $3,068,373	-	-	-
	36,787,645	(19,063,029)	17,724,616
Other Assets -
Cash and cash equivalents	352,978	12,490,951	12,843,929
Other	105,118	-	105,118
Other asset in discontinued operations	31,045	(31,045)	-

Total assets	$37,276,786	$(6,603,123)	$30,673,663

Liabilities:
Mortgage note and unsecured loan payable	$32,000,000	$-	$32,000,000
Mortgage note in discontinued operations	6,509,049	(6,509,049)
Accounts payable and accrued expenses	172,200	-	172,200
Tenant security deposits	104,032	-	104,032.00

Total liabilities	38,785,281	(6,509,049)	32,276,232

Partners' Capital:
Limited partner - 7,753 units	(1,489,865)	(94,062)	(1,583,927)
General partner - 1 unit	(18,630)	(12)	(18,642)

Total partners' capital	(1,508,495)	(94,074)	(1,602,569)

Total liabilities and partners' capital	$37,276,786	$(6,603,123)	$30,673,663

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement
Revenues:
Rental income	$1,298,778	$-	$1,298,778
Other rental income	668,640	-	668,640
Interest on short-term investments and other	0	-	0

Total revenues	1,967,418	-	1,967,418

Expenses:
Real estate operating expenses	334,834	-	334,834
Interest on mortgage notes and unsecured
loan payable	807,749	-	807,749
Depreciation and amortization	369,541	-	369,541
Real estate taxes	451,722	-	451,722
Management fees	651,109	(28,946)	622,163
Other	134,156	-	134,156

Total expenses	2,749,111	(28,946)	2,720,165

Loss from operations	(781,693)	28,946	(752,747)
Equity in net loss of investment	-	-	-

Loss from continuing operations	(781,693)	28,946	(752,747)
Income from discontinued operations	313,522	(313,522)	-

Net loss	(468,171)	(284,576)	(752,747)

Loss allocated to general partner	(60)	(37)	(97)
Loss allocated to limited partners	$(468,111)	$(284,539)	$(752,650)

Earnings per unit of limited partnership interest (basic and diluted):
Continuing operations	$(100.82)	$3.73	$(97.09)
Discontinued operations	$40.44	$(40.44)	$-
Net Loss per unit of Limited Partnership Interest	$(60.39)	$-	$(97.09)

Weighted Average Number of Units of Limited
Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)
PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(Unaudited)

	As	Pro Forma	Pro Forma
	originally	Adjustments	Income
	reported	(See Note 2)	Statement
Revenues:
Rental income	$3,023,526	$(1,333,077)	$1,690,449
Other rental income	959,854	(68,756)	891,098
Interest on short-term investments and other	165	-	165

Total revenues	3,983,545	(1,401,833)	2,581,712

Expenses:
Real estate operating expenses	557,015	(117,163)	439,852
Interest on mortgage notes and
unsecured loan payable	1,493,958	(396,794)	1,097,164
Depreciation and amortization	1,001,891	(504,392)	497,499
Real estate taxes	649,996	-	649,996
Management fees	826,573	(38,595)	787,978
Other	207,438	245	207,683

Total expenses	4,736,871	(1,056,699)	3,680,172

Loss from operations	(753,326)	(345,134)	(1,098,460)
Equity in net loss of investment	(18,325,791)	-	(18,325,791)
Reserve for value of investment	(4,525,416)	-	(4,525,416)

Loss from continuing operations	(23,604,533)	(345,134)	(23,949,667)
Loss from discontinued operations	0	-	0
Net gain on sale of investment in real estate property	0	-	0

Net (loss) income	(23,604,533)	(345,134)	(23,949,667)

(Loss) income allocated to general partner	(3,045)	(45)	(3,090)
(Loss) income allocated to limited partners	$(23,601,488)	$(345,089)	$(23,946,577)

Earnings per unit of limited partnership interest (basic and diluted):
Continuing operations	$(3,044.57)	$(44.52)	$(3,089.08)
Discontinued operations (including gain on sale)	$-	$-	$-
Net (loss) income per unit of Limited Partnership Interest	$(3,044.57)	$(44.52)	$(3,089.08)

Weighted Average Number of Units of Limited
Partnership Interest Outstanding	7,753	7,753	7,753

See notes to pro forma consolidated financial statements

SB PARTNERS
(a New York limited partnership)

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(1)           Accounting and Financial Reporting

The consolidated financial statements included herein are unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary to a fair presentation of the financial position and results of operations for the year presented.   Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Registrant believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto included in the Registrant's latest annual report on Form 10-K, filed June 10, 2010 and Form 10-Q filed November 19, 2010.

(2)           Pro Forma Adjustments

The consolidated balance sheet as of the last filing date, September 30, 2010, has been restated to reflect the sale of 175 Ambassador Drive and the satisfaction of the secured mortgage note payable, as if the transaction had occurred on such date.  Accordingly, the assets and liabilities of 175 Ambassador Drive have been removed from the historical balance sheet to reflect the sale of the property. Assets removed included real estate held for sale of $19,063,029 and other assets in discontinued operations totaling $31,045. Liabilities removed include mortgage note in discontinued operations totaling $6,509,049.  In addition, the balance of cash has been increased by $12,490,951 to reflect the proceeds from the sale of 175 Ambassador Drive.

The accompanying pro forma consolidated statement of operations for the nine months ended September 30, 2010 has been adjusted to reflect the results of operations of the Registrant as if the sale of 175 Ambassador Drive and satisfaction of the secured mortgage note of 175 Ambassador Drive had been consummated at the beginning of the period.

The income from discontinuing operations of 175 Ambassador Drive has been removed from the consolidated statement of operations for the nine months ended September 30, 2010.  Also, management fees have been reduced to reflect the sale of the property.  In accordance with the rules and regulations regarding the filing of Form 8-K, no gain from the sale of the investment in real estate property is reflected in the pro forma statement of operations.

The accompanying pro forma consolidated statement of operations for the year ended December 31, 2009 has been adjusted to reflect the results of operations of the Registrant as if the sale of 175 Ambassador Drive and satisfaction of the secured mortgage note of 175 Ambassador Drive had been consummated at the beginning of the period.

The income from discontinuing operations of 175 Ambassador Drive has been removed from the consolidated statement of operations for the year ended December 31, 2009.  Also, management fees have been reduced to reflect the sale of the property.  In accordance with the rules and regulations regarding the filing of Form 8-K, no gain from the sale of the investment in real estate property is reflected in the pro forma statement of operations.